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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated January 12, 2000, except for Note 11, as to which the date is February 8, 2000, in Amendment No. 6 to the Registration Statement (Form S-1, Registration No. 333-92853) and related Prospectus of Diversa Corporation for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

San Diego, California

February 11, 2000